Arthur Andersen LLP








                    Consent of Independent Public Accountants



As independent public accountants, we hereby consent to the use of our reports on Pioneer Balanced Fund dated February 2, 1998 and August 7, 1998 (and to all references to our firm) included in or made a part of Post-Effective Amendment No. 61 and Amendment No. 30 to Registration Statement File Nos. 2-28273 and 811-1605, respectively.



                                        /s/ Arthur Andersen LLP
                                        Arthur Andersen LLP

Boston, Massachusetts
October 30, 1998